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                      [SALOMON BROTHERS INC. LETTERHEAD]

                                                                    EXHIBIT 10.2



September 3, 1997



U.S. Can Corporation
900 Commerce Drive
Oak Brook, Illinois 60521


Attention:       Timothy W. Stonich
                 Executive Vice President &
                 Chief Financial Officer

Ladies and Gentlemen:

            Section 1. Services to be Rendered. The purpose of this letter is to confirm the engagement of Salomon Brothers Inc ("Salomon") by U.S. Can Corporation (the "Company") on an exclusive basis to render financial advisory and investment banking services to the Company in connection with the possible sale of its metal services business ("Metal Services") or a controlling interest in Metal Services to another corporation or other business entity (a "Buyer"), (a "Sale Transaction").

            If so requested by the Company, Salomon will render, in accordance with its customary practice, an opinion (the "Opinion") as to the fairness, from a financial point of view, to the shareholders of the Company of the consideration to be received in a Sale Transaction, with the understanding that in rendering the Opinion Salomon will rely, without independent investigation, on information furnished to it by the Company (which information the Company hereby warrants shall be complete and accurate in all material respects, and not misleading) or other relevant parties or publicly available and that the Opinion may be in such form as Salomon shall determine and Salomon may qualify the Opinion in such manner as Salomon believes appropriate. Notwithstanding anything to the contrary elsewhere herein, the Company may reproduce the Opinion in full in any statement on Schedule 14D-9 or proxy statement relating to such Sale Transaction (the "Statement") that the Company files under the Securities Exchange Act of 1934 and distributes to its shareholders. In such event, the Company may also include references to the Opinion and to Salomon and its relationship with the Company (in each case in such form as Salomon shall approve) in the Statement.

            Section 2. Fees. The Company shall pay to Salomon for its services hereunder the following cash fees:






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                (a)      $100,000.00, payable promptly following the Company's
         execution of this letter; plus

                (b) an additional fee of $700,000.00, such additional fee to be contingent upon the consummation of a Sale Transaction and payable at the closing thereof.

            Section 3. Expenses. In addition to any fees that may be payable to Salomon hereunder and regardless of whether any Sale Transaction is proposed or consummated, the Company hereby agrees, from time to time upon request, to reimburse Salomon for all of Salomon's reasonable travel and other out-of-pocket expenses incurred in connection with any actual or proposed Sale Transaction or otherwise arising out of Salomon's engagement hereunder.

            Section 4. Indemnity. Salomon and the Company have entered into a separate letter agreement, dated July 9, 1997, providing for the indemnification of Salomon by the Company in connection with Salomon's engagement hereunder.

            Section 5. Termination of Engagement. Salomon's engagement hereunder may be terminated by either the Company or Salomon at any time, with or without cause, upon written advice to that effect to the other party; provided, however, that Salomon will be entitled to its full fee under Section 2 hereof in the event that at any time prior to the expiration of one year after such termination a Sale Transaction is consummated; and provided, further, that the provisions of this Section 5 and Sections 3 and 6 hereof shall survive such termination.

            Section 6.  Miscellaneous.

            (a) THIS LETTER AGREEMENT AND THE RELATED INDEMNIFICATION AGREEMENT REFERRED TO ABOVE SHALL BE DEEMED MADE IN NEW YORK.
         SUCH AGREEMENTS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO SUCH STATE'S RULES CONCERNING CONFLICTS OF LAWS. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR PROCEEDING RELATED TO OR ARISING OUT OF THIS ENGAGEMENT, OR ANY TRANSACTION OR CONDUCT IN CONNECTION HEREWITH, IS WAIVED.

            (b) The Company expressly acknowledges that all opinions and advice (written or oral) given by Salomon to the Company in connection with Salomon's engagement are intended solely for the benefit and use of the Company (including its management, directors and attorneys) in considering the transaction to which






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         they relate and the Company agrees that no such opinion or advice shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor shall any public references to Salomon be made by the Company (or such persons), without the prior written consent of Salomon, which consent shall not be unreasonably withheld.

            (c) The Company expressly acknowledges that Salomon has been retained solely as an advisor to the Company, and not as an advisor to or agent of any other person, and that the Company's engagement of Salomon is not intended to confer rights upon any persons not a party hereto (including shareholders, employees or creditors of the Company) as against Salomon, Salomon's affiliates or their respective directors, officers, agents and employees.

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   Please confirm that the foregoing is in accordance with your understandings and agreements with Salomon Brothers Inc by signing and returning to Salomon Brothers Inc the duplicate of this letter enclosed herewith.

                               Very truly yours,

                               SALOMON BROTHERS INC



                               By     /s/ Charles Bobrinskoy
                                      ----------------------
                                      Managing Director
ACCEPTED AND AGREED AS OF
THE DATE FIRST ABOVE WRITTEN:


U.S. Can Corporation


By     /s/ Timothy W. Stonich
       ----------------------
       Title: Exec. VP